Exhibit 10.8

CINCO RESOURCES, INC.

2011 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS AGREEMENT (this “Agreement”), made and entered into as of the 1st day of January, 2012, by and between Cinco Resources, Inc., a Delaware corporation (“Cinco”), and                                                   , an employee, outside director or other individual providing services to Cinco or one of its Affiliates (“Participant”).

WHEREAS, the Compensation Committee of Cinco’s Board of Directors or such other committee designated by Cinco’s Board of Directors, or, if such committee has not yet been designated, Cinco’s Board of Directors  (the “Committee”), acting under Cinco’s 2011 Long Term Incentive Plan (the “Plan”), has the authority to award restricted shares of Cinco’s common stock, $0.10 par value per share (the “Common Stock”), to employees, outside directors or other individuals providing services to Cinco or an Affiliate; and

WHEREAS, pursuant to the Plan and resolutions of Cinco’s Board of Directors adopted on December 15, 2011, the Committee determined to make such an award to Participant effective January 1, 2012 on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Participant desires to accept such award.

NOW, THERFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Certain Definitions.  Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings assigned to such terms in the Plan.

2.                                       Restricted Stock Award.  On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, Cinco hereby awards to Participant, and Participant hereby accepts, a restricted stock award (the “Award”) of            shares (the “Restricted Shares”) of Common Stock.  The Award is made on the 1st day of January, 2012 (the “Grant Date”).  A certificate representing the Restricted Shares shall be issued in the name of Participant (or, at the option of Cinco, in the name of a nominee of Cinco) as of the Grant Date and delivered to Participant on the Grant Date or as soon thereafter as practicable.  Participant shall cause the certificate representing the Restricted Shares, upon receipt thereof by Participant, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by Cinco duly endorsed in blank, with Cinco, to be held by Cinco in escrow for Participant’s benefit until such time as the Restricted Shares represented by such certificate are either forfeited by Participant to Cinco or the restrictions thereon terminate as set forth in this Agreement.

3.                                       Vesting and Forfeiture.

(a)                                  The Restricted Shares shall be subject to a restricted period (the

“Restricted Period”) that shall commence on the Grant Date and shall end on the third anniversary of the Grant Date.  During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Participant to Cinco as provided in this Agreement, and Participant may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of any of the Restricted Shares (the “Restrictions”), except that the Restrictions shall be removed as to 100% of such shares on the third anniversary of the Grant Date, provided Participant is in the continuous service of Cinco or an Affiliate until such date; provided further that if Participant ceases to be employed by or in the service of Cinco and its Affiliates prior to such date by reason of Participant’s death or if Participant’s employment or service is terminated by Cinco or an Affiliate by reason of Participant’s Disability, then 100% of the Restricted Shares shall vest and become nonforfeitable on the date of such termination of employment or service by reason of death or Disability.

(b)                                 Following the removal of the Restrictions on any Restricted Shares, Cinco shall deliver to Participant from escrow a certificate representing shares of Common Stock.  Participant shall not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such shares of Common Stock without the prior written consent of Cinco until the earlier to occur of a Change of Control or the consummation of Cinco’s initial public offering of shares of its Common Stock; provided, however, that if Participant is a party to that certain Second Amended and Restated Voting and Stockholders’ Agreement dated as of October 29, 2009, as amended from time to time (or other similar agreement to which Cinco is a party), Participant may sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such shares in accordance with the terms of such Voting and Stockholders’ Agreement (or similar agreement).

(c)                                  Subject to paragraph (d) of this Section, upon termination of Participant’s employment or service with Cinco and its Affiliates, (i) Participant shall have no rights whatsoever in and to any of the Restricted Shares as to which the Restrictions have not by that time been removed pursuant to paragraph (a) of this Section, (ii) all of the Restricted Shares shall automatically revert to Cinco at no cost and (iii) neither Participant nor any of his or her heirs, beneficiaries, executors, administrators or other personal representatives shall have any rights with respect thereto.

(d)                                 The Change of Control provisions in Article XIII of the Plan shall apply with respect to the Restricted Shares.

4.                                       Rights as Shareholder.  Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Restricted Shares to Participant, Participant shall become the record and beneficial owner thereof for all purposes and shall have all rights as a stockholder, including without limitation voting rights and the right to receive dividends and distributions (provided that any such dividend or distribution shall be paid no later than the 15th day of the third month of the calendar year following the calendar year in which the dividend or distribution is declared by Cinco), with respect to the Restricted Shares.  If and to the extent Cinco shall effect a stock split, stock dividend or similar distribution with respect to the Common Stock, (i) the stock distributed pursuant thereto shall be held by Cinco with respect to those Restricted Shares as to which the Restrictions have not yet been removed pursuant to

Section 3; (ii) such additional stock shall enjoy the privileges and be subject to the Restrictions applicable to the Restricted Shares; and (iii) Participant shall be entitled to sell, transfer, pledge, exchange, hypothecate or otherwise dispose of such additional stock when the Restrictions on the Restricted Shares to which the distribution relates have been removed, subject to the consent and other restrictions set forth in Section 3.

5.                                       Optional Issuance in Book-Entry Form.  Notwithstanding the foregoing, at the option of Cinco, any shares of Common Stock that under the terms of this Agreement are issuable in the form of a stock certificate may instead be issued in book-entry form.

6.                                       Withholding Taxes.

(a)                                  Participant may elect, within 30 days of the Grant Date and on notice to Cinco, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Grant Date.  In such event, Participant shall make arrangements satisfactory to Cinco or the appropriate Affiliate to pay in the calendar year that includes the Grant Date any federal, state or local taxes required to be withheld with respect to such shares.

(b)                                 If no election is made by Participant pursuant to Section 6(a) hereof, then upon the termination of the Restrictions applicable hereunder to all or any portion of the Restricted Shares, Participant (or in the event of Participant’s death, the administrator or executor of Participant’s estate) will pay to Cinco or the appropriate Affiliate, or make arrangements satisfactory to Cinco or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares with respect to which such Restrictions have terminated.

(c)                                  Any provision of this Agreement to the contrary notwithstanding, if Participant does not satisfy his or her obligations under paragraphs (a) or (b) of this Section, Cinco shall, to the extent permitted by law, have the right to deduct from any payments made under the Plan, regardless of the form of such payment, or from any other compensation payable to Participant, whether or not pursuant to this Agreement or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

7.                                       Reclassification of Shares.  In the event of any reorganization, recapitalization, stock split, stock dividend, merger, consolidation, combination of shares or other change affecting the Common Stock, the Committee shall make adjustments in accordance with the Plan.  Any such adjustments made by the Committee shall be conclusive.

8.                                       Effect on Employment.  Nothing contained in this Agreement shall confer upon Participant the right to continue in the employment of Cinco or any Affiliate, or affect any right which Cinco or any Affiliate may have to terminate the employment of Participant.  This Agreement does not constitute evidence of any agreement or understanding, express or implied, that Cinco or any Affiliate will retain Participant as an employee for any period of time or at any particular rate of compensation.

9.                                       Investment Representations.

(a)                                  The Shares have not been registered under the Securities Act and are being issued to Participant in reliance on the exemptions from such registration provided for under Section 4(2) of the Securities Act, including Rule 506 of Regulation D promulgated thereunder, and/or Rule 701 of the Securities Act. The Shares are being received for Participant’s own account with the intent of holding them and without the intent of participating, directly or indirectly, in a distribution of such Shares and not with a view to, or for resale in connection with, any distribution of such Shares or any portion thereof.

(b)                                 A legend may be placed on any certificate(s) or other document(s) delivered to Participant or substituted therefore indicating restrictions on transferability of the Shares pursuant to this Agreement or referring to any stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, NASDAQ or any other stock exchange or association upon which the common stock of Cinco is then listed or quoted, any applicable federal or state securities laws, and any applicable corporate law, and any transfer agent of Cinco shall be instructed to require compliance therewith.

10.                                 Assignment.  Cinco may assign all or any portion of its rights and obligations under this Agreement.  The Award, the Restricted Shares and the rights and obligations of Participant under this Agreement may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of by Participant.

11.                                 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of (i) Cinco and its successors and assigns, and (ii) Participant and his or her heirs, devisees, executors, administrators and personal representatives.

12.                                 Notices.  All notices between the parties hereto shall be in writing and given in the manner provided in Section 15.7 of the Plan.  Notices to Participant shall be given to Participant’s address as contained in Cinco’s records.  Notices to Cinco shall be addressed to the President at the principal executive offices of Cinco as set forth in Section 15.7 of the Plan.

13.                                 Governing Law; Exclusive Forum; Consent to Jurisdiction.  This Agreement shall be governed by the laws of the State of Delaware except for its laws with respect to conflict of laws.  The exclusive forum for any lawsuit arising from or related to this Agreement shall be a state or federal court in Dallas County, Texas.  This provision does not prevent Cinco from removing to an appropriate federal court any action brought in state court.  PARTICIPANT HEREBY CONSENTS TO, AND WAIVES ANY OBJECTIONS TO, REMOVAL TO FEDERAL COURT BY CINCO OF ANY ACTION BROUGHT AGAINST IT BY PARTICIPANT.

[Signature Page Follows.]

IN WITNESS WHEREOF, Cinco and Participant have executed this Agreement as of the date first written above.

CINCO:

CINCO RESOURCES, INC.

By:
Jon Glass, President and Chief Executive Officer

PARTICIPANT:

[ ]

CINCO RESOURCES, INC.

2011 LONG TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

SIGNATURE PAGE

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Cinco Resources, Inc. 2011 Long Term Incentive Plan and the Restricted Stock Award Agreement dated January 1, 2012 (the “Agreement”), the undersigned Participant hereby sells, assigns and transfers unto                                                             ,                      shares of Common Stock, $0.10 par value per share, of Cinco Resources, Inc., a Delaware corporation (“Cinco”), standing in the undersigned’s name on the books of Cinco and does hereby irrevocably constitute and appoint the Secretary of Cinco as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of Cinco.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PARTICIPANT

Participant Signature

Participant Printed Name